SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 4, 2003
Commission File No 0-2892


THE DEWEY ELECTRONICS CORPORATION

A New York Corporation

I.R.S. Employer Identification
No. 13-1803974

27 Muller Road
Oakland, New Jersey  07436
(201) 337-4700



Item 7.  Exhibits

99.1  Press Release of the Company dated December 4, 2003.




SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: December 4, 2003




/s/ Thom A. Velto
Thom A. Velto, Treasurer
Principal Accounting Officer


INDEX TO EXHIBITS

Exhibit Number  Description

99.1 Press Release of The Dewey Electronics Corporation, dated December 4, 2003

OAKLAND, N.J., December 4, 2003 - The Dewey Electronics Corporation (OTC:DEWY.OB) held its annual stockholders' meeting on December 3, 2003 in Oakland, New Jersey.

Stockholders voted to re-elect the Company's existing Board Members including Alexander A. Cameron, Frances D. Dewey, John H.D. Dewey, James
M. Link and Nathaniel Roberts.

In addressing the shareholders, John H.D. Dewey, President and Chief Executive Officer, said, "I am proud to report on the Company's performance in fiscal year 2003 and would like to thank our customers, shareholders and employees for their support and hard work".

The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the Armed Forces of the United States. Its Pitometer Log Division manufactures speed and distance measuring instrumentation for the Department of Defense and other projects as a subcontractor. Through its HEDCO division, the Company manufactures snowmaking machines.

This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts, including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.


This release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com.